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EXHIBIT 21(i) - CONSOLIDATED SUBSIDIARIES

             Reading Entertainment, Inc. Consolidated Subsidiaries
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JURISDICTION OF
 SUBSIDIARY                                 INCORPORATION                  D/B/A
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Domestic Subsidiaries:

AHGP, Inc.                                   Delaware, USA

AHLP, Inc.                                   Delaware, USA

Angelika Holding, Inc.                       Delaware, USA

Bayou Cinemas, LP                            Delaware, USA                Angelika Film Center & Cafe

Cine Vista Holdings, Inc.                    Delaware, USA

Entertainment Holdings, Inc.                 Delaware, USA

FA, Inc.                                     Nevada, USA

Puerto Rico Holdings, Inc.                   Delaware, USA

Railroad Investments, Inc.                   Delaware, USA

Reading Capital Corporation                  Delaware, USA

Reading Center Development Corp.             Pennsylvania, USA

Reading Cinemas, Inc.                        Delaware, USA

Reading Cinemas of Puerto Rico, Inc.         Puerto Rico, USA             CineVista Theaters

Reading Cinemas New Jersey, Inc.             Delaware, USA

Reading Company                              Pennsylvania, USA

Reading Holdings, Inc.                       Delaware, USA

Reading International Cinemas LLC            Delaware, USA

Reading Investment Company                   Delaware, USA

Reading Real Estate Company                  Pennsylvania, USA

Reading Resources, Inc.                      Delaware, USA

Reading Theaters, Inc.                       Delaware, USA                Tower Angelika Theater

Reading Transportation Company               Pennsylvania, USA

RG-I, Inc.                                   Delaware, USA

RG-II, Inc.                                  Delaware, USA

The Port Reading Railroad Company            New Jersey, USA

Trenton-Princeton Traction Company           New Jersey, USA

Twin Cities Cinemas, Inc.                    Delaware, USA                Reading Cinemas

Washington & Franklin Company                Penna. & Maryland, USA

Western Gaming, Inc.                         Delaware, USA

Wilmington & Northern Railroad               Penna. & Delaware, USA
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       Reading Entertainment, Inc. Consolidated Subsidiaries (Continued)
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JURISDICTION OF
 SUBSIDIARY                                     INCORPORATION              D/B/A
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International Subsidiaries:

Australia Cinema Management Pty Limited      New South Wales, Australia

Australia Country Cinemas Pty Limited        New South Wales, Australia   Reading Cinemas

Darnelle Enterprises Limited                 Auckland, New Zealand

R&W Cinema Properties Limited                Auckland, New Zealand

Reading Australia Leasing Pty Limited        New South Wales, Australia

Reading Cinema Properties Limited            Auckland, New Zealand

Reading Entertainment Australia Pty Limited  New South Wales, Australia   Reading Cinemas

Reading Properties Pty Limited               Victoria, Australia

Reading New Zealand Limited                  Auckland, New Zealand

Ronwood Investments Limited                  Auckland, New Zealand

Tington Investments Limited                  Auckland, New Zealand

Tobrooke Holdings Limited                    Auckland, New Zealand        Berkeley Cinemas
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